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                                     Exhibit 1
                                     ---------


                        Transactions in the Common Stock
                        --------------------------------

     MCM Partners


     Settlement Date          Shares Bought       Per Share Price
     ---------------          -------------       ---------------

          5/7/96                  5,000                $3.25

          5/13/96                10,000                 2.00

          5/14/96                 2,500                 1.9687

          5/15/96                15,000                 1.9792

          5/16/96                10,000                 1.5825

          5/17/96                10,000                 1.625


    NYFS11...:\89\73289\0006\139\SCH5146K.050